Exhibit 10.4

CHIASMA, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Chiasma, Inc. 2015 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Chiasma, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). 260,000 shares of Common Stock have been approved and reserved for this purpose, plus on January 1, 2016, and each January 1 thereafter, the number of shares of Common Stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) 520,000 shares of Common Stock, (ii) one percent (1.0%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31st, or (iii) such number of shares of Common Stock as determined by the Administrator (the “Annual Increase”). The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1. Administration. The Plan will be administered by the Compensation Committee (the “Committee”) of Company’s Board of Directors (the “Board”) or by the person or persons appointed by the Committee for such purpose (the “Administrator”). The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the

Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2. Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

3. Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or

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administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4. Participation.

(a) Participants. An eligible employee who is not a Participant on any Offering Date may participate in such Offering by submitting an enrollment form to the Company at the location and in the manner determined by the Administrator (including, if applicable, electronically) at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(b) Enrollment. The enrollment form will (a) state a whole percentage to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.

(c) Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

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5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 1 percent up to a maximum of 10 percent of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.

6. Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7. Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to the Company at the location and in the manner determined by the Administrator (including, if applicable, electronically) no later than the deadline established by the Administrator for each Offering. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

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8. Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein), (b) 2,500 shares; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The

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purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9. Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

11. Definitions.

The term “Compensation” means the amount of base pay prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so

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designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders. The current list of Designated Subsidiaries is attached hereto as Appendix A.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “Initial Public Offering” means the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Company’s Common Stock shall be publicly held.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12. Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will

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be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13. Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

14. Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

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15. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18. Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

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20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

22. Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

23. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24. Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

25. Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

26. Effective Date and Approval of Shareholders. The Plan shall take effect on the date of the Company’s Initial Public Offering, subject to approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

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APPENDIX A

Designated Subsidiaries

Chiasma (Israel) Ltd.

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CHIASMA, INC.

2015 EMPLOYEE STOCK PURCHASE PLAN

ISRAELI ADDENDUM

1.	Purpose of the Addendum: This Israeli Addendum (the “Addendum”) shall form an integral part of the 2015 Employee Stock Purchase Plan (the “Plan”) of Chiasma, Inc. (the “Company”), and it shall apply only to individuals who are deemed residents of the State of Israel for the purpose of Israeli tax laws (“Israeli Participants”).

This Addendum supplements the Plan so that it shall comply with the requirements of the Israeli Tax Ordinance (as defined below).

The Plan and this Israeli Addendum are complimentary to each other and shall be read and deemed as one. Any requirements provided in this Addendum shall be in addition to the requirements provided in the Plan and in the Offering. In the event of conflict, whether explicit or implied, between the provisions of the Plan and this Addendum, the latter shall govern and prevail with respect to grant of Options to Israeli Participants or the issuance of Common Stock thereunder.

2.	Definitions:

Unless otherwise defined herein, the terms defined in this Addendum shall have the same meaning as set out in the Plan.

For the purposes of this Addendum, the following terms shall have the meaning set forth below:

(a)	“Additional Rights” means any distribution of rights, including an issuance of bonus shares granted in accordance with the terms of the Plan, in connection with Section 102 Options (as defined below) and/or with the Common Stock issued thereunder.

(b)	“Affiliate(s)” means a present or future company that either (i) controls the Company or is controlled by the Company; or (ii) is controlled by the same person or entity that controls the Company, provided that for the purpose of grants made under Section 102, such company is an “employing company” within the meaning of Section 102(a) of the Tax Ordinance.

(c)	“Controlling Shareholder” shall have the same meaning ascribed to it in Section 32(9) of the Tax Ordinance.

(d)	“Employee” solely with respect to to Section 102 Trustee Options and Section 102 Non-Trustee Options (as defined below), “Employee” means any Israeli Participant, employed by the Company or a Affiliate thereof and shall also include Directors and office holders (“Nosei Misra” as such term is defined in the Israeli Companies Law), but exclude any person who is a Controlling Shareholder.

(e)

“Fair Market Value” means, without derogating from the definition of Fair Market Value in the Plan and solely for the purpose of determining the tax liability with respect to the grant of Capital Gain Option through a Trustee pursuant to Section 102(b)(3); (i) if at the date of grant the Company’s stock is listed on any established stock exchange or a national market system or if the Company’s stock will be registered for trading within ninety (90) days following the date of grant, the Fair Market Value of the Stock at the date of grant shall be determined in accordance with the average value of the Company’s Stock on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be, unless otherwise instructed by the ITA; (ii) if the stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination; or (iii) in the absence of an established market, the Fair Market Value thereof shall be determined in good faith by the Board.

(f)	“ITA” means the Israeli Income Tax Authorities.

(g)	“Lock-up Period” means the period during which the Section 102 Trustee Options granted to an Israeli Participant or, the Common Stock underlying the Section 102 Trustee Option, as well as any Additional Rights distributed in connection therewith are to be held by the Trustee (as defined below) on behalf of the Israeli Participant, in accordance with Section 102 pursuant to the tax route which the Company elects.

(h)	“Section 102” means Section 102 of the Israeli Income Tax Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, all as amended, and the Rules, as well as the requirements and terms of any Tax Ruling.

(i)	“Non-Employee” means any Israeli Participant who is not an Employee.

(j)	“Rules” means the Income Tax Rules (Tax Relief upon the Allotment of Shares to Employees), 2003, and any regulations, rules, orders or procedures promulgated thereunder, all as amended.

(k)	“Tax Ruling” shall mean any ruling or authorization which the Company, at its sole and absolute discretion, may obtain from the ITA in connection with the Plan or the Options granted thereunder, including any terms and conditions and restrictions set forth therein.

(l)	“Section 3(i)” means Section 3(i) of the Tax Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, all as amended.

(m)	“Section 3(i) Option” means an Option granted to Israeli Participants pursuant to Section 3(i).

(n)	“Section 102 Trustee Option” means an Option granted to Israeli Participants that by its terms qualifies and is intended to qualify under the provisions of Section 102(b) of the Tax Ordinance (including the Section 102(b) Route Election (as defined below)), as either:

(1)	“Ordinary Income Option Through a Trustee” for the special tax treatment under Section 102(b)(1) and the “Ordinary Income Route”, or

(2)	“Capital Gain Option Through a Trustee” for the special tax treatment under Section 102(b)(2) and the “Capital Route”.

(o)	“Section 102(b) Route Election” means the right of the Company to choose either the “Capital Route” (as set under Section 102(b)(2)), or the “Ordinary Income Route” (as set under Section 102(b)(1)), subject to the provisions of Section 102(g) of the Tax Ordinance.

(p)	“Section 102 Non-Trustee Option” means an Option granted not through a trustee under the terms of Section 102(c) of the Tax Ordinance.

(q)	“Tax Ordinance” means the Israeli Income Tax Ordinance, 1961.

(r)

“Trustee” means a person or an entity, appointed by the Board and approved in accordance with the provisions of Section 102, to hold in trust on behalf of the Israeli Participants the Section 102 Trustee Options, or the Common

Stock underlying the Section 102 Trustee Options, as well as all Additional Rights granted in connection therewith, in accordance with the provisions of Section 102.

(s)	“Trust Agreement” means a written agreement between the Company and the Trustee, which sets forth the terms and conditions of the trust and is in accordance with the provisions of Section 102.

3.	Administration: Further to the authorities of the Administrator, as detailed in the Plan, with regard to this Addendum, the Administrator shall have full power and authority to: (i) designate Options granted under this Addendum as Section 102 Trustee Options, Section 102 Non-Trustee Options or Section 3(i) Option; (ii) make a Section 102(b) Route Election; (iii) adapt the forms of Offerings to include provisions regarding the grant of Options in accordance with this Addendum and any applicable law; and (iii) determine any other matter and execute any document which is necessary or desirable for, or incidental to, the administration of the Addendum and the grant of Options hereunder, including without limitation the appointment of a Trustee, the execution of a Trust Agreement and any other document necessary for submission of the Plan and this Addendum to the ITA, including, if so decided by the Administrator at its sole discretion, the filing of a Tax Ruling.

4.	Eligibility: Subject to the terms and conditions of the Plan, Section 102 Trustee Options and Section 102 Non-Trustee Options may be granted only to Employees. Section 3(i) Options may be granted only to Non-Employees.

5.	Section 102(b) Route Election: No Section 102 Trustee Options may be granted under this Addendum, unless and until, the Company’s Section 102(b) Route Election is appropriately filed with the ITA before the first date of grant of Section 102 Trustee Option. The Section 102(b) Route Election shall obligate the Company in accordance with the provisions of Section 102(g) of the Tax Ordinance. For avoidance of doubt, it is clarified that the Company does not obligate itself to file a Section 102(b) Route Election, and in any case, such Section 102(b) Route Election shall be at the sole discretion of the Company. It is further clarified that such Section 102(b) Route Election shall not prevent the Company from granting Section 102 Non-Trustee Options simultaneously.

6.	Trustee:

6.1.	Section 102 Trustee Options, which shall be granted under the Addendum and any shares of Common Stock issued upon exercise thereof shall be issued to and in the name of the Trustee who shall hold the same in trust for the benefit of the Employees at least for the applicable Lock-up Period. Upon the expiration of the Lock-up Period and subject to any further period included in the Plan and/or in the Offering, the Trustee may release Section 102 Trustee Options or shares of Common Stock issued upon exercise thereof only after the Employee’s full payment of his or her tax liability in connection therewith due pursuant to the Tax Ordinance and the Rules and any applicable Tax Ruling.

6.2.	Notwithstanding the above, in the event that an Employee shall elect to release Section 102 Trustee Options or the Common Stock underlying such Options prior to the expiration of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by such Employee.

6.3.	Any Additional Rights distributed to Employees shall be deposited with and/or issued to the Trustee for the benefit of the Employees, and shall be held by the Trustee for the applicable Lock-up Period in accordance with the provisions of Section 102 and the Rules and any applicable Tax Ruling.

6.4.

As a condition to the grant of any Section 102 Trustee Options, the Israeli Participant shall provide the Company and the Trustee with a written undertaking and confirmation pursuant to which the Israeli Participant confirms that he/she is aware of the provisions of Section 102 and the applicable Section 102(b) Route Election and agrees to the provisions of the Trust Agreement (including the ancillary trust note thereto) between the Company and the Trustee and agrees to comply with the Tax Ordinance, the Rules and the provisions of the Trust Agreement, and undertakes not to release, by sale or transfer, the Sectoin 102 Trustee Options, and the Common Stock issued pursuant thereto, and all rights attached thereto (including Additional Rights) prior to the lapse of the applicable Lock-up Period. The Israeli Participant shall not be entitled to sell or release from trust the Section 102 Trustee Options, nor the Common Stock issued pursuant thereto, nor any right attached thereto (including Additional Rights), nor to request the transfer or sale of any of the same to any third party, before the lapse of the Lock-up Period. The Israeli Participant shall further agree to exempt the Company and the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, the Addendum and any Option, Common Stock or other rights received in connection therewith.

6.5.	For as long as the Trustee holds shares of Common Stock in trust for the benefit of the Employees, the Trustee shall not use the voting rights vested in such Common Stock, and shall not exercise such rights in any way whatsoever. In the event the right to vote such Common Stock is held by the Trustee pursuant to Section 102, then upon the exercise of any Award the Trustee shall execute a voting proxy in such form as may be prescribed by the Administrator, subject to the provisions of Section 102.

7.	The Company may grant Section 102 Trustee Options only after the passage of thirty (30) days’ following the delivery, to the ITA, of a request for approval of the Plan and the Addendum as well as the Trustee according to Section 102, or after a shorter period, if approved by the ITA. Notwithstanding the above, if within ninety (90) days’ following the delivery of such request, the tax officer notifies the Company of its decision not to approve the Plan and/or the Addendum, the Options, which were intended to be granted as Section 102 Trustee Options, shall be deemed to be Section 102 Non-Trustee Options, unless otherwise was approved by the tax officer.

8.	Tax Consequences: Any tax consequences arising from the grant or exercise of an Option, from the issuance or sale of Common Stock covered thereby or from any other event or act (of the Israeli Participant, the Company, its Affiliate or the Trustee) hereunder, shall be borne solely by the Israeli Participant. The Company and/or its Affiliates and/or the Trustee shall withhold all applicable taxes according to the requirements under the Tax Ordinance, the Rules, any applicable Tax Ruling and any other applicable laws, rules, and regulations, including withholding taxes at source. The Company and/or the Trustee shall not be required to release any Options or issue any underlying Common Stock until all required payments have been fully made.

The Company may require, as a condition to the grant of the Options or the issuance of any underlying Common Stock, that an Israeli Participant provide a security or guarantee to the satisfaction of the Company, to secure payment of all taxes which may become due upon the future transfer of his/her Common Stock to be issued under his/her outstanding Options.

Furthermore, the Israeli Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any Options or underlying Common Stock issued to the Employee.

To the extent that Section 102 and/or the tax officer’s approval and/or any Tax Ruling require the Plan and/or this Addendum and/ or the Offering to contain specified provisions in order to qualify the Options for the tax treatment under Section 102, such provisions shall be deemed to be stated herein and/or in the Offering, as applicable, and to be binding upon the Company, any Affiliate and the Israeli Participant.

The provisions in the Plan relating specifically to the tax status of Options granted in the U.S shall not apply to Options granted under this Israeli Addendum.

9.	Subordination to the Ordinance: The Offering, the Plan, this Addendum and any applicable agreements are subject to the applicable provisions of the Ordinance, which shall be deemed an integral part of each, and which shall prevail over any term that is inconsistent therewith.

10.	Additional Documents: Israeli Participants may be required to execute, in addition to the Offering, any and all other documents required by the Company or any Affiliate, (including without limitation any customary documents and undertakings towards the Trustee, if applicable, and/or any tax authorities). Notwithstanding anything to the contrary in the Plan or in this Addendum, no Option shall be deemed granted unless all documents required by the Company or any Affiliate to be signed by the Israeli Participant prior to or upon the grant of such Option, shall have been duly signed and delivered to the Company or such Affiliate.

11.	Non-Transferability: Notwithstanding anything in the Plan to the contrary, with regard to Section 102 Trustee Options and the underlying Common Stock, as long as such Options and/or Common Stock are held by the Trustee on behalf of the Employee, all rights of the Employee with respect thereto are personal and cannot be transferred, assigned, pledged or mortgaged, other than by will or by the laws of descent and distribution.

12.	Governing Law: This Addendum and all instruments issued thereunder or in connection therewith shall be governed by and construed and enforced in accordance with the applicable laws of the state of Israel, without giving effect to the principles of conflict of laws. The competent courts of Tel Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Addendum.

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CHIASMA, INC.

2015 STOCK PURCHASE PLAN (“PLAN”)

UNDERTAKING

1.	PARTICIPANT REPRESENTATIONS AND UNDERTAKINGS

By executing this Undertaking and participating in the Plan, I hereby acknowledge, represent and agree that (terms not otherwise defined herein shall have the meaning ascribed to them under the Plan):

(a)	I have read and understood the contents of the Plan.

(b)	The Plan is discretionary in nature and occasional, and does not create any contractual or other right to receive future grants of Options, or benefits in lieu thereof even if Options have been granted repeatedly in the past.

(c)	My participation in the Plan is voluntary.

(d)	The value of the Common Stock is an extraordinary item of compensation, which is outside the scope of my employment agreement, if any. The Options and/or Common Stock are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any social benefits, severance, end of service payments, bonuses, long-service awards, pension or similar payments.

(e)	The future value of the Common Stock is unknown and cannot be predicted with certainty, and the Company makes no express or implied promise about the financial gain or loss to be achieved through participation in the Plan.

(f)	My engagement with the Company or any Designated Subsidiary of the Company may be terminated at any time, with or without cause, by the Company or any Designated Subsidiary of the Company and neither participation in the Plan nor the grant of Options and/or Common Stock thereunder shall obligate the Company or any Designated Subsidiary to engage the undersigned for any particular length of time nor confer any right with respect to continuing my status as an employee.

2.	DATA PRIVACY

The Company and any of its Designated Subsidiaries (including Chiasma (Israel) Ltd.) will collect, process, use and deliver personal data of Participants for the purpose of executing and managing the Plan and the exercise of your rights thereunder, as well as for any other aspect required in connection with your employment with the Company or any of its Designated Subsidiaries.

By participating in the Plan, the Participant hereby expressly: (i) authorizes the Company, any of its Designated Subsidiaries, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company, to any affiliate of the

Company, or to any such agent such information and data as shall be requested in order to facilitate the grant of Options and the administration of the Plan; (ii) waives any data privacy rights he may have with respect to such information; and (iii) authorizes the Company, any of its Designated Subsidiaries, and any such agent to store and transmit such information in electronic form; and (iv) approves and consents, in any case, for the transfer of information, its storage and usage outside of Israel and this for the purposes listed above.

Please note that providing such data is not required under law and it is subjected to your sole consideration. You are free to decide whether you want to grant or deny your consent. If you decide to deny your consent then no further action is required. Please understand, in this case the Company would not be able to comply with the legal requirements associated with the participation in the Plan, and as a consequence you will not be able to participate in the Plan.

Signed at                      (insert name of the place), on                      20     .

                     (signature)

Name (please print)

2015 Employee Stock Purchase Plan

CONSENT FORM

I,                      ID no.                      hereby notify Chiasma (Israel) Ltd. (the “Company”) that I elect to invest the aggrgate annual amount of                    NIS (the “Amount”) to be deducted from my salary in 12 equal monthly installment commencing on                      (the “Investment Period”) in Chiasma, Inc. shares of Common Stock under the offering made pursuant to the Chiasma, Inc. 2015 Employee Stock Purchase Plan.

Accordingly, I hereby expressly authorize and request that the Company withhold from my salary the amount of              NIS per month through payroll deductions over the Investment Period.

Date:

Signature:

Name:

Address:

TRUST AND SERVICES AGREEMENT (“Agreement”)

Executed in              on the      day of              2015

Between

(1)	Chiasma, Inc., of 60 Wells Avenue, Suite 102, Newton,, MA 02459, U.S.A., ; Tel: Facsimile: (the “Parent Company”);

(2)	Chiasma (Israel) Ltd., of 10 Hartom St, Jerusalem 91450, Israel; Tel: +972-2-571-5885; Facsimile: +972-2-571-5886 (the “Company”);

(3)	ESOP Management and Trust Services Ltd. Of Amot Tower, 25 Efaal St. Petach Tikvah, 4951125, Israel; Tel. No. 972-3-5757088; Facsimile: 972-3-7602636 (the “ESOP”);

Whereas	The Parent Company has adopted incentive plans known as “Chiasma, Inc. Stock Option Plan 2003” and “Chiasma, Inc. 2015 Stock Option and Incentive Plan” together with a sub-plan for Israeli taxpayers (the “Incentive Plans”) attached hereto as Exhibit “A1” and “A2” and the “Chiasma, Inc. 2015 Employee Stock Purchase Plan” together with a sub-plan for Israeli taxpayers (the “ESPP”) attached hereto as Exhibit “B” (together, the Incentive Plans and the ESPP the “Plans”), under which it may grant non-tradable options, non-tradable restricted stock units and rights to purchase shares under the terms of the Plans (respectively “Option”, “RSU” and “ESPP”, and together “Awards”), exercisable into or resulting in common stock of the Parent Company (the “Shares”) to certain employees of the Company (the “Employees”); and

Whereas	the Options and RSU granted and to be granted under the Plans will be subject to taxation under the new and amended Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 (the “Ordinance”), pursuant to the Capital Gain Track and the Income Tax Rules (Tax Relief upon the Allotment of Shares to Employees), 2003, as may be amended from time to time (the “Rules”); and

Whereas	the Company may apply for a tax ruling or an agreement with the Israeli Tax Authority concerning the Awards, subject to ESOP’s approval that it can comply with the provisions of the tax ruling or agreement (“Tax Ruling”);

Whereas	ESOP has received a general approval from the Israeli Income Tax Authorities to serve as a trustee;

Whereas	The Parent Company and the Company would like to retain certain services with regard to Awards granted to the Employees, as provided in this Agreement, and ESOP agreed to provide such services;

Whereas	ESOP shall provide all trading and clearing services through Excellence Brokerage Services Ltd (hereinafter: “Excellence”).

Whereas	The Parent Company and the Company have been introduced to ESOP’s computerized program (the “Program”), which will be used to implement the Parent Company’s Plans and to execute instructions received from the Company, the Parent Company and/or the Employees in connection with Awards granted under the Plans, as provided in this Agreement and Exhibits.

NOW THEREFORE the parties hereby agree as follows:

1.	Introduction

1.1	The recitals and exhibits hereto constitute an integral part hereof.

1.2	The clause headings are solely for convenience and shall not be applied in the interpretation of this Agreement.

2.	ESOP’s declarations and undertakings

2.1	ESOP will provide the Parent Company and the Company with the services, as detailed in this Agreement and in the exhibits to this Agreement (the “Services”).

2.2	ESOP will be responsible for making all necessary arrangements for the provision of the Services, including any arrangements with third parties, as may be necessary to carry out the Services. ESOP declares that it shall only engage third parties who have all permits, licenses, and approvals necessary for furnishing the Services, and shall notify Parent Company of any third parties it engages to provide Services hereunder. Should the Parent Company and/or the Company require ESOP to provide certain Services through a specific service provider (e.g., a certain U.S. broker), ESOP shall make its best efforts to provide the Services through such third party.

2.3	ESOP undertakes to devote its best abilities and efforts to the performance of its obligations under this Agreement and to the provision of the Services skillfully and loyally. ESOP warrants and undertakes that there is no legal, commercial, contractual or other restriction, which precludes or might preclude it from completely performing its obligations pursuant to the Agreement.

2.4	Nothing in this Agreement restricts the Parent Company from amending the Plans. In the event of any amendment, subject to Section 16.2, ESOP will make its best efforts to provide the modified or additional services required by the Parent Company and the Company.

2.5	ESOP undertakes to devote its best abilities, efforts and resources to the performance of its obligations under this Agreement and the diligent and prompt fulfillment thereof, which obligations shall be carried out in a professional manner consistent with high industry standards, to the satisfaction of the Parent Company and in accordance with the terms of this Agreement. ESOP further represents and warrants that ESOP, and its employees engaged in the provision of Services hereunder, as the case may be, have all the knowledge, the experience, the professional skills, the resources and the financial ability necessary or required to assure the prompt and diligent fulfillment of ESOP’s obligations under this Agreement.

3.	Scope of Agreement

3.1	This Agreement shall apply to the Plans and to any additional plans as shall be determined, from time to time, by the Parent Company, subject to ESOP’s consent to provide Services also in connection with such additional plan and subject to an additional fee to be paid to ESOP for the additional services, as shall be agreed upon between the parties.

3.2	The provisions of this Agreement shall also apply to any stock dividend/bonus share issued or distributed to the Employees in respect of the Shares.

4.	The Services for Awards

4.1	For the purpose of executing this Agreement, ESOP shall ensure that the following call center support will be available:

4.1.1	Professional support: qualified and trained customer service representatives are available for the Employees between the hours of 10:00 and 17:00 Israel time (GMT+02:00), Sundays through Thursdays (only on Israeli business days).

4.1.2	Trading support: qualified and trained traders are available for the Employees in all NASDAQ and TASE trading hours (besides “Yom Kippur”).

4.2	ESOP shall appoint a contact person through whom all communication between ESOP, the Parent Company and the Company will take place.

5.	Deposit of the Awards

5.1	Upon the execution of this Agreement and in no later than forty five (45) days following each grant of new Awards, the Parent Company and/or the Company will deliver to ESOP a copy of the board resolution (or that of an authorized board committee) and a report detailing:

5.1.1	Employee’s full name (in English and in Hebrew), Employee’s I.D., Employee’s home address, bank account details, desired currency and Employee’s Email address;

5.1.2	The Employee’s employment status (active or terminated);

5.1.3	Number of Awards granted to each Employee;

5.1.4	Award number with the Parent Company;

5.1.5	Awards type granted to each Employee (e.g. Options, RSU or ESPP);

5.1.6	Grant date of each Award (purchase date with regards to ESPP);

5.1.7	Periods following which an Award, or a part thereof, is vested and convertible into Shares (“Vesting Schedule”);

5.1.8	Price required to be paid by each Employee, if relevant (“Exercise Price” for Options and “Purchase Price” for ESPP);

5.1.9	The Israeli tax class (e.g. 102);

5.1.10	Expiration date of each Option or Award (“Expiration Date”).

5.1.11	Termination schedule (“Termination schedule”).

5.1.12	Other terms, conditions and restrictions as the board of directors or the compensation committee, at its discretion, may prescribe from time to time;

5.2	In connection with any issuance of Options and RSU, and subject to any future instructions by the Tax Authorities to do otherwise, the Parent Company shall provide ESOP, within 45 days from the date of the board’s resolution (or that of an authorized board committee) to approve such issuance (the “Board’s Resolution”), with a detailed list regarding such issuance, which shall include all relevant details, including the Employees’ personal details as specified to section 5.1 above.

5.3	The Parent Company or the Company shall provide ESOP with a signed grant agreement or any other written document in which the Employees have provided their consent to the grant as required under Section 102 within 90 days from the board’s resolution, and subject to any future instructions by the Tax Authorities to do otherwise.

Each Employee shall consent to comply with the terms set out in Section 102 of the Ordinance and the Rules, the Plans and this Trust Agreement and shall undertake, according to Section 102 and the Rules, not to release the Shares from trust or sell the Shares before the end of the Holding Period, unless the Employee pays all taxes which may arise in connection with such release or sale and complies with the provisions regarding incompliance with the Holding Period, in Section 102(b)(4) of the Tax Ordinance and the Rules.

5.4	The Parent Company and/ or the Company shall notify ESOP of any changes to the abovementioned information following the occurrence of such changes. Without derogating from the above, in the event that the Parent Company issues dividend shares, merges with another entity, performs a stock split, recapitalization, consolidation, or makes other similar transaction in connection with its share capital, the Parent Company and/or the Company shall notify ESOP of the effects of such events on the information previously provided by the Parent Company to ESOP.

5.5	All Shares resulting from the exercise of Awards shall be transferred by the Parent Company to ESOP’s Trust Account, and shall be held by ESOP for the benefit of the Employees, in their respective designated trust accounts maintained under the Trust Account, according to the provisions hereof and the Rules.

5.6	In the event that Awards are transferred under a testamentary instrument or by operation of law, the provisions of this Agreement shall apply to the heirs or transferees of the Employee concerned.

5.7

The Parent Company and/or the Company shall notify ESOP in writing of the commencement and the end of any black out period in which Employees are prohibit from exercising and/or selling their Awards, and to whom such period shall apply, at least 2 business days before the commencement of such period. For clarity, in this Agreement a business day shall be defined as the days and hours during which each party to this Agreement shall conduct its normal business operations (“Business Day”). It is understood that the Business Day for a party conducting business in the United States will vary from the Business Day of another party conducting business in Israel.

6.	The End of the Holding Period

6.1	ESOP hereby undertakes to hold in trust the Options and RSU and the Shares resulting from them, in accordance with Section 102 of the Ordinance and the Rules, until the end of the minimal holding period as defined and required under Section 102 of the Ordinance and the Rules (the “Holding Period”), unless the Employee requires to release the Awards and/or Shares from trust prior the end of the Holding Period and pays all taxes which may arise in connection with such release or sale and complies with the provisions regarding incompliance with the Holding Period, detailed in Section 102(b)(4) of the Tax Ordinance and the Rules, which shall be determined by ESOP in coordination with the Parent Company and/or the Company.

6.2	Without prejudice to the aforesaid, ESOP shall continue to hold, according to Section 6.1 above, the Awards, and resulting Shares, after the end of the Holding Period until the Shares are released at the request of the Employee, subject to the provisions of this Agreement and the Plans.

6.3	At any time after the end of the Holding Period and the vesting period determined by the Parent Company, the Employee shall be entitled to instruct ESOP to release the Shares in accordance with the provisions hereof. ESOP shall promptly comply with the instructions of the Employee provided that ESOP has received, prior to such release, an approval from the Israeli Tax Authority according to which all taxes required under applicable law in connection with the release of the Shares have been paid by the Employee.

6.4	Until all taxes have been paid, the Awards and resulting Shares, may not be transferred, assigned, pledged, encumbered, or otherwise willfully hypothecated or disposed of, and no power of attorney or deed of transfer, whether for immediate or future use may be validly given. Notwithstanding the foregoing, the Awards and resulting Shares may be validly transferred in a transfer made by virtue of laws of succession, will or by other operation of law, provided that the transferee thereof shall be subject to the provisions of Section 102 of the Ordinance, the Rules and the Plan as would have been applicable to the Employee had he or she survived.

6.5	Furthermore, in the event that the Awards by virtue of laws of succession, will or by other operation of law, the provisions of this Agreement shall apply to the heirs or transferees of the Employee.

7.	Creation and Maintenance of Register

7.1	ESOP shall create and maintain an up-to-date register, based on the information provided by the Parent Company and the Company and based on the transactions administrated by it.

7.2	ESOP shall provide an up-to-date register on the last Business Day of each quarter to the Company for reconciliation to ensure that the database is accurate and up to date.

7.3	The Parent Company shall provide ESOP from time to time in writing the names of the Contact Persons, who shall be working in connection with the Program and who shall be able to view any of the information included within the Register, or request any report.

8.	Performance of Transactions

Subject to the Expiration Date, Termination Schedule and the Vesting Schedule, the Employee may at any time, perform any of the following transactions. Each transaction shall be carried out in according to the process as follows:

8.1	Exercise of Options without subsequent sale of the underlying Shares, shall be performed in accordance with the procedures set forth in Exhibit 8.1.

8.2	Exercise of Options and immediate subsequent sale of the underlying shares, shall be performed in accordance with the procedures set forth in Exhibit 8.2.

8.3	Receiving shares resulting from the lapse of vest of RSU or purchase of ESPP shares shall be performed in accordance with the procedures set forth in Exhibit 8.3.

8.4	Sale of Shares held by ESOP shall be performed in accordance with the procedures set forth in Exhibit 8.4.

8.5	Transfer of Shares held by ESOP to the Employee’s personal bank account shall be performed in accordance with the procedures set forth in Exhibit 8.5.

9.	Trust Services

9.1	Regarding the Awards, ESOP shall serve as a trustee according to the Israeli Tax Authority’s approval given in accordance with Section 102 of the Ordinance, in relation to all Awards granted to Employees.

9.2	In the event of issuing any rights in respect of the Shares, including bonus shares, the Parent Company and the Company shall ensure the issuance and deposit of such rights with ESOP.

9.3	ESOP shall make its best efforts to cooperate with the Parent Company and Company to adapt the Services to any Tax Ruling.

10.	Tax Withholding and Payment of the Proceeds of Sale to the Employee

10.1	ESOP shall open separate bank accounts in the name ESOP for the benefit of each Employee at Excellence Nessuah Brokerage Services Ltd. (the “Bank” and the “Trust Accounts”, respectively). Signature rights in such Trust Accounts shall belong to ESOP alone. Nevertheless ESOP shall not perform any action or transaction in the Bank Account other than in accordance to this Agreement.

10.2	Each Employee shall bear all expenses, commissions and any Bank fees set forth in Exhibit 10, regarding transactions performed on his behalf in the Trust Account.

10.3	The tax due shall be transferred by ESOP to the Company in NIS in order for the Company to make the tax withholding in the following manner:

ESOP shall transfer the percentage, detailed below, from the Employee’s taxable income to the Company’s bank account, according to the Company’s instructions (“Company’s Account”):

10.3.1	With respect to the capital gain portion, if any, twenty five percent (25%) of the capital gain taxable income; and

10.3.2	With respect to the “ordinary employment” income portion (as such is recognized under the Tax Ordinance), if any, sixty two percent (62%) of the Employee’s taxable income (which percentage may be changed from time to time by written notice of the Company to ESOP).

10.4	Unless otherwise instructed by the Company, ESOP shall withhold any tax required to be withheld with respect to Awards and/or Shares held by Terminated Employees, as defined in section 12 below. The Company will transfer to the social security and health care payment (employer’s portion) according to ESOP’s calculation, immediately upon ESOP’s request.

10.5	Once a month, ESOP will provide the Company with a report detailing the tax withheld according to Section 10.3 above, the transfers made to the Company’s Account and the identity of the Employee from which such tax was deducted.

10.6	The Parent Company and the Company confirms and acknowledges their obligation to transfer Israeli taxes may apply even in the event of Employee’s relocation from Israel, and Parent Company shall ensure that all grants are properly characterized in its database and that with the Parent Company’s broker, to ensure that Israeli withholding may be properly performed.

10.7	Within five (5) Business Days from the receipt of the Proceeds of Sale, ESOP shall transfer the Net Proceeds of Sale to the bank account requested by the Employee and in the Employee’s chosen currency. For the avoidance of all doubt, any amounts transferred by ESOP shall be wired in NIS to the account detailed in Section 6.1 above, unless the Employee requested otherwise in advance in the form attached hereto as Exhibit 10.7.

10.8	Subject to the provisions of the Ordinances, or the Rules and regulations prescribed under the Ordinance, and the provisions hereof, the Company will be responsible for the appropriate tax withholding.

10.9	The Company is obliged to send ESOP within 60 days as of the end of each month on which a sale or transfer was executed, a copy of the Employee’s pay slip, or a proof by the Company’s finance department which indicates the exact tax withheld per each Employee.

10.10	ESOP will have no responsibility and will be exempt of any damage that may occur due to any mistake in the tax calculations, provided that (i) such mistake results from false information provided to ESOP by the Parent Company, the Company or any Employee (only if the information provided by the Employee was acknowledged by the Company), or (ii) ESOP has acted diligently in good faith and in accordance with best commercial practice and the terms of this Agreement, with Section 102 of the Ordinance and the Rules and any applicable Tax Ruling.

11.	Exercise of Shareholders’ Powers

11.1	ESOP shall not be required or allowed to exercise any power vested in the Shares, other than in accordance with the terms of this Agreement.

11.2	ESOP shall not be required to represent the Employees as shareholders in the Parent Company or to participate in any general meetings of the Parent Company, or to carry out any other action in connection with the Parent Company as a result of ESOP’s holding of any Shares. Notwithstanding the above, ESOP shall grant an Employee the appropriate powers of attorney for the purpose of participation in general meetings of the shareholders of the Parent Company in the name and in place of ESOP, should ESOP be so requested in writing by such Employee or any person appointed by the Employee as the Employee’s proxy.

12.	Termination of employment

The Parent Company and/or Company shall notify ESOP, in writing, as soon as reasonably practicable, of any termination of an Employee’s employment with the Company, for whatever reason (the “Terminated Employee”), and shall notify ESOP of the status of such Terminated Employee’s Awards and/or Shares. ESOP shall update the Program and the Registrar according to the information provided. ESOP shall ensure that the Terminated Employee’s instructions are in compliance with the provisions of the Plan. ESOP shall only be required to determine the rights of the Employee under the applicable Plan, or against the information provided by the Parent Company and/or Company, and not based on any information provided to ESOP by such Terminated Employee.

13.	Information and Reports

ESOP undertakes to prepare and file (after the Parent Company’s and the Company’s approval) with the Israeli Tax Authority any report necessary to be filed by a trustee under the Ordinance or the rules and regulations prescribed under Section 102 of the Ordinance (respectively the “Rules” and the “Reports”) within the time frame stated therein. ESOP shall provide the Parent Company and the Company with copies of the Reports for their approval, at least 30 days prior to its annual submission to the Tax Authorities. The Parent Company and Company undertakes to reply to ESOP within 20 days of receipt of the Report.

14.	Responsibilities and Indemnification

14.1	ESOP shall not be responsible for any act and/or omission arising from information, guidance or instruction, which were given by the Parent Company and/or the Company and/or the Employee (only if such information, guidance or instruction by the Employee was acknowledged by the Company) in writing, provided that (i) ESOP was unaware that acting in reliance of such information, guidance or instructions might cause loss or damage; and (ii) ESOP acted in good faith; (iii) ESOP’s acts or omissions were reasonable and without negligence; and (iv) ESOP’s acts or omissions do not constitute a breach of this Agreement or of Section 102 of the Ordinance and the Rules or any Tax Ruling.

14.2	ESOP shall not be responsible for any act and/or omission arising from the performance of this Agreement, unless such act or omission by ESOP is (i) negligent, (ii) intentional misconduct, or (iii) constitutes a breach of any terms or provisions of this Agreement or of Section 102 of the Ordinance and the Rules or any Tax Ruling.

14.3	ESOP shall indemnify and hold the Parent Company or the Company harmless from and against all direct losses, claims, damages or liabilities to the extent they arise, in whole or in part, from or in consequence of (i) ESOP’s breach of any term or provision of this Agreement, or of Section 102 of the Ordinance and the Rules or any Tax Ruling; or (ii) any gross negligent or willful misconduct by ESOP under this Agreement.

14.4	The Parent Company and the Company hereby undertake to indemnify ESOP in respect of any damage, expense or loss of any kind that ESOP may incur as a direct result of performance of its duties under this Agreement (including reasonable lawyers’ fees), provided that ESOP acted in a reasonable manner, without negligence and in good faith, in accordance with the provisions of Section 102 of the Ordinance and the Rules or any Tax Ruling, this Agreement and the written instructions provided by the Parent Company or the Company, and further provided that such damage, expense or loss does not result from a breach by ESOP of this Agreement or any applicable law.

14.5	Regarding the indemnification under Section 14.3 and 14.4 above, the party that is aware of the claim shall notify the other party, in writing, of any claim, demand and/or legal proceeding received by it in respect of the Services provided by ESOP within three (3) Business Days following its becoming aware of such claim, demand or legal proceeding. If the sued party wishes to receive legal services with regard to such claim, demand and/or legal proceeding from any law firm, it must first obtain the other party’s written approval for such law firm’s legal representation and lack of conflict of interest. The parties shall not unreasonably withhold their consent.

To the extent that the sued party chooses to assume such claim, demand or legal proceeding, the other party shall: (i) reasonably assist and cooperate with the defending the claim, demand or legal proceeding and (ii) not reach any settlement or compromise with the claimant, or demander, or executer of the legal proceeding; and (iii) shall not admit any fact or liability; and (iv) shall not consent to arbitration, mediation or any other proceeding, without the sued party’s prior written consent.

14.6	ESOP shall not be obligated to take any action of whatsoever nature, unless it is expressly required to do so under the provisions of this Agreement or of Section 102 of the Ordinance and the Rules or any Tax Ruling.

14.7	ESOP shall not be obligated to take any action which is not within the scope of the Services and which imposes financial liability thereon, unless ESOP receives reasonable assurance from the Parent Company or the Company that ESOP will be reimbursed for such liability.

14.8	ESOP shall bear no responsibility regarding the validity or correctness of written information provided by the Contact Persons.

15.	Fees

In consideration for the provision of the Services, the Company shall pay ESOP fees, as set out in Exhibit 15.

16.	Term and Termination

16.1	The services provided under this Agreement shall remain in effect until the later of (i) as long as Awards are held or maintained by ESOP; and (ii) until such time as ESOP has fulfilled all of the duties and obligations imposed upon it under the terms of this Agreement and/or any applicable law.

This Agreement may be terminated at any time by any party hereto with at least sixty (60) days advance written notice.

ESOP shall be entitled to resign from its position at such time as it see fit by giving sixty (60) days prior written notice to the Authorized Officer, subject to the approval of the tax authorities (hereinafter: “Date of Resignation”), if such an approval is required, which the Parent Company and/or the Company shall make all reasonable efforts to obtain.

ESOP shall refund pro-rata the proportionate amount of the annual fee and any other pro rata proportionate of fees and commission paid by the Company hereunder, if applicable, concerning the period between the Date of Resignation and the end of the current annual period (in which resignation has occurred).

16.2	The Parent Company and the Company shall be entitled to immediately terminate this Agreement in the event that (a) ESOP or any third party it engages, no longer has all the permits, licenses, or approvals necessary for furnishing the Services; or (b) ESOP, for any other reason, is unable to provide the Services, including, but not limited to, in the event that ESOP is unable to provide services following the Plan’ changes or modification, as prescribed under Section 2.4 above; or (c) ESOP commits a material breach of this Agreement.

16.3	Without derogating from the scope of the above, the Parent Company and/or the Company shall be entitled to remove ESOP from its position, subject to the approval of the tax authorities (which the Parent Company, the Company and ESOP shall make all reasonable efforts to obtain if such an approval is required), at such time as it sees fit upon giving thirty (30) days’ prior written notice to ESOP.

From the second year of the trust ESOP shall refund pro-rata the proportionate amount of the annual fee and any other pro rata proportionate of fees and commission paid by the Company hereunder, if applicable, concerning the period between the Date of Resignation and the end of the current annual period (in which resignation has occurred).

16.4	ESOP shall cooperate with the Parent Company and/or the Company in the execution of the removal and the appointment of a new service provider, and shall take any reasonable required action to consummate such a removal and appointment, provided however that ESOP shall bear no expenses in connection with said removal and appointment.

16.5	In no event will ESOP or the Parent Company or Company be entitled to claim any loss of income, or loss of profit arising from the termination of this Agreement for any reason.

16.6	Upon termination of this Agreement, ESOP shall grant its written consent to its replacement by the successor trustee and deliver to the successor trustee, immediately, all of the Shares, records and information held in its possession. Subject to the provisions of this Agreement, the Ordinance, and the Rules, ESOP will transfer to the Employees as soon as practicably possible, in accordance with the timeframe detailed in this Agreement monies deposited in Trustee’s accounts for their benefit and shall transfer to the Company as soon as practicably possible any taxes deducted by ESOP under this Agreement, if such monies are held by ESOP.

16.7	For the avoidance of doubt it is hereby clarified that ESOP shall proceed and complete instruction of the Employees given by Employees prior to the final termination of this Agreement.

17.	Miscellaneous

17.1	The Parent Company and/or Company shall notify ESOP in writing, of any change in the terms and conditions of the Plan that can reasonably be expected to affect the Services provided hereunder (“Change Notice”) and the parties shall accordingly implement any required changes to this Agreement.

17.2	This Agreement shall be governed by the laws of the State of Israel without giving effect to the principles of conflict of laws. The exclusive jurisdiction in any matter arising in connection with this Agreement shall be vested in the competent courts of Tel Aviv-Jaffa.

17.3	The addresses of the parties hereto for the purposes of this Agreement are as follows:

Chiasma, Inc.

Attn: Legal Services

60 Wells Avenue, Suite 102,

Newton, MA 02459. U.S.A.

Chiasma (Israel) Ltd.

Attn: Chaime Orlev

10 Hartom St., Jerusalem 91450

POB 45182, Israel

Fax: +972 2 571 58 86

Email: Chaime@chiasmapharma.com

ESOP Management and Trust Services Ltd.

25 Efaal St,

Petach Tikva, 4951125, Israel

Facsimile: (972) 3-7602636

E-mail: esop-helpdesk@esop.co.il; sarit@esop.co.il; olal@esop.co.il.

Notices from one party to the other shall be sent via registered mail, or facsimile, or by courier, or E-mail. Any notice given by one party to the other shall be deemed delivered within 7 (seven) days of the date of posting if by registered mail, or upon receipt thereof if received by facsimile or email (with a confirmed answerback) or hand delivered.

17.4	For the purposes of this Agreement, and unless the Parent Company and/or Company orders ESOP otherwise, the address of the Employees shall be deemed to be the address provided by the Parent Company or Company to ESOP under Section 17.3 above.

17.5	The Parent Company and the Company hereby inform ESOP that until further notice, the Contact Persons are the following individuals: or any other person designated by the Company and/or the Parent Company (the “Contact Persons”).

17.6	In the event of any contradiction between the provisions of this Agreement and the provisions of the Plan, in any matter directly relating to the relationship between the parties to this Agreement, the provisions of this Agreement shall prevail.

17.7	This Agreement may be amended or modified only by a written document signed by all the parties hereto.

17.8	This Agreement (together with the recitals and exhibits hereto) contains the entire understanding of the parties with respect to its subject matter and all prior negotiations, discussions, agreements, commitments and understandings between them with respect thereto not expressly contained herein shall be null and void in their entirety, effective immediately with no further action required.

17.9	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A signed copy of this Agreement received by a party hereto via facsimile will be deemed an original, and binding upon the party who signed it.

17.10	At any time and from time to time, each party agrees, without further consideration, to take such reasonable actions and to execute and deliver such documents as may be reasonably necessary to effect this Agreement.

17.11	Nothing in this Agreement shall create or confer upon any person or entity, other than the parties hereto, any rights or remedies.

17.12	Should a party to this Agreement not enforce any of its rights pursuant hereto, such shall not be deemed a waiver of that right or of any other rights, unless the same is done expressly and in writing.

17.13	The parties’ agreement to depart from the terms of this Agreement in a particular case or a concession or forbearance given to one party shall not constitute a precedent and no analogy shall be drawn there from in another case.

17.14	Neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, either party may, at its sole option, assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of its shares or relevant assets by merger, purchase, sale, operation of law or otherwise, without the other party’s prior consent. Subject to the foregoing restriction, this Agreement shall be binding on, inure to the benefit of, and be enforceable against both the Parent Company, the Company and ESOP, and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement has been duly executed on the date herein above set forth.

Chiasma, Inc.	ESOP Management and Trust Services Ltd.

By:	By:

Chiasma (Israel) Ltd.

By:

Exhibit 8.1

Exercise and Hold Procedure

1.	An Employee who wishes to exercise his Options, in whole or in part, and not sell any Shares, shall directly instruct ESOP to exercise the Options (the “Exercise Instruction”).

2.	An Employee who wishes to give an exercise and sale instruction, shall be entitled to:

(i)	Submit an instruction through the Program via the Internet.

(ii)	Give an instruction to ESOP, by fax, in the form of Annex 1 (the “Exercise Application”).

(iii)	Give an Instruction to ESOP by phone. ESOP shall recognize the Employee according to his ID and bank account details

3.	ESOP shall collect the exercise price from the Employee directly and transfer it to the Parent Company’s US account at . ESOP will promptly, but no later than 1 business day following the exercise date, furnish the Company with a notice detailing: (i) name of Employee; (ii) I.D. number; (iii) grant number; (iv) the date of grant; (v) the number of Options exercised; (vi) date of exercise; (vii) exercise price per Share in USD

4.	Without derogating from the aforesaid, the Parent Company’s Transfer Agent shall deliver, promptly, but no later than 3 business days following the exercise date, the Shares resulting from the Exercise Instruction to ESOP through the depositor trust company (hereinafter: “DTC”), according to the details as follows:

Oppenheimer

DTC clearing 571

For the account of: Excellence Nessuah Brokerage Services LTD.

Account Number: G180109568

F/B/O of ESOP in favor of Chiasma’s Employees.

5.	ESOP shall deposit the Shares in the Employee’s Trust Account.

Annex 1

Exercise Application

By Fax No.: 03-7602636	To: ESOP Management & Trust Services, Ltd.

Please verify by phone (in Tel. No. 1700 – 70 - 3767) receipt of application. Instruction shall be delivered to ESOP by 16:45 hours Israeli time on any business day, Monday through Thursday by facsimile.

Instructions are given after 16:45 hours on any day shall be dealt with on the next following business day.

I, the Undersigned Option Holder, hereby state as follows:

I am the owner of              Options to purchase              Shares of Chiasma, Inc. (the “Company”), (respectively: the “Options” and the “Shares”) granted to me on             .

I wish to exercise my Options as follows:

             number of Options to be exercised for a total of              Shares

Optionee Name:

I.D. No. :

Company:

Signature :

Exhibit 8.2

Same Day Sale Procedure

1.	An Employee who wishes to exercise his Options and sell his Shares, in whole or in part, shall directly instruct ESOP to sell the Shares and upon the sell, exercise the Options (the: “Exercise and Sale Instruction”).

2.	An Awardee who wishes to give an exercise and sale instruction, shall be entitled to:

(i)	Submit an instruction through the Program via the Internet.

(ii)	Give an instruction to ESOP, by fax, in the form of Annex 2 (the “Exercise and Sale Application”).

(iii)	Give an Instruction to ESOP by phone. ESOP shall recognize the Awardee according to his ID and bank account details

3.	ESOP will promptly, but no later than 1 business day following the exercise date, furnish the Parent Company with a notice detailing: (i) name of Employee; (ii) I.D. number; (iii) grant number; (iv) the date of grant; (v) the number of Options exercised; (vi) the number of Shares sold (vii) date of exercise; (viii) exercise price per Share in USD.

4.	Without derogating from the aforesaid, the Company instructs ESOP to act as follows:

Out of any amount received from the sale of the Shares, in whole or in part (the “Sale Proceeds”), ESOP will:

4.1	Deduct the exercise price and promptly transfer it to the Exercise Price Account.

4.2	Deduct the applicable tax in accordance with Section 10 of this Agreement

4.3	Deduct its fees, commissions and expenses with respect to the exercise of Options and/or sale of Shares (the “Broker’s commissions and ESOP’s fees”).

5.	Without derogating from the aforesaid, the Parent Company’s Transfer Agent shall deliver, promptly, but no later than 3 business days following the exercise date, the Shares resulting from the Exercise Instruction to ESOP through the depository trust company (hereinafter: “DTC”), according to the details as follows:

Oppenheimer

DTC clearing 571

For the account of: Excellence Nessuah Brokerage Services LTD.

Account Number: G180109568

F/B/O of ESOP in favor of Chiasma’s Employees

6.	ESOP shall treat the Sale Proceeds in accordance with Section 10 of this Agreement and transfer, within 5 business days as of the acceptance of the Sale Proceeds from the Broker, the net Sale Proceeds after deduction of applicable tax as detailed in Section 10 of this Agreement to a bank account requested by the Employee.

7.	ESOP shall not execute instructions given without attaching a necessary document (including documents under W8BEN, W9 forms etc.)

8.	ESOP shall provide the Company and the Employee with a report detailing the Exercise and Sale Instruction’s details.

Annex 2

SDS Application

By Fax No.: 03-7602636	To: ESOP Management & Trust Services, Ltd.

Please verify by phone (in Tel. No. 1700 – 70 - 3767) receipt of application. Instruction shall be delivered to ESOP on any business day, Monday through Friday by facsimile.

Name Of Employee:

I am the owner of              Options to purchase              Shares of Chiasma, Inc. (the “Company”), (respectively: the “Options” and the “Shares”) granted to me on             .

☐	I hereby request that to place with you a Same Day Sell instruction of (amount) options of the Company. at USD per share.

(If I have not specified a sale price, please sell my shares at current market value).

This limit order is good until                      (Date).

(If I have not specified a time limit this limit order is good for 1 day).

Employee’s full name	Signature	Date

My address:

My Telephone number:

My Fax number:

My E-mail address:

Exhibit 8.3

Receiving Shares from Lapse of RSU or ESPP Purchase

1.	Upon vest of RSU or ESPP purchase, the Parent Company shall act as follows:

1.1	The Parent Company will promptly, but no later than the vest or purchase date, furnish ESOP with a notice detailing: (i) name of Employee; (ii) I.D. number; (iii) grant number; (iv) the date of grant; (v) the number of vested RSU or purchased ESPP; and (vi) in case of ESPP the purchase price exercise and the discounted price per Share in USD.

1.2	The Parent Company (or its Transfer Agent, according to the Parent Company’s instruction) shall deliver, promptly, but no later than the vest date or the purchase date, the Shares resulting to ESOP through the depository trust company (hereinafter: “DTC”), according to the details as follows:

Oppenheimer & Co

DTC# 571

For the account of: Excellence Nessuah Brokerage Services LTD.

Account Number: G180109568

1.3	ESOP shall deposit the Shares in the Employee’s Trust Account.

Exhibit 8.4

Sale of Shares Procedure

1.	An Employee will be entitled to sell the Shares, which were deposited with ESOP (the: “Sale Instruction”).

2.	An Awardee who wishes to give a Sale Instruction shall be entitled to:

(i)	Submit an instruction through the Program via the Internet.

(ii)	Give an instruction to ESOP, by fax, in the form of Annex 4 (the “Sale Application”).

(iii)	Give an Instruction to ESOP by phone. ESOP shall recognize the Awardee according to his ID and bank account details

3.	ESOP shall not execute instructions given without attaching a necessary document (including documents under W8, W9 forms etc.).

4.	Without derogating from the aforesaid, the Company instructs ESOP to act as follows:

Out of any amount received from the sale of the Shares, in whole or in part (the “Sale Proceeds”), ESOP will:

4.1	Deduct the applicable tax in accordance with Section 6 of this Agreement

4.2	Deduct its fees, commissions and expenses with respect to the exercise of Options and/or sale of Shares (the “Broker’s commissions and ESOP’s fees”).

5.	ESOP shall treat the Sale Proceeds in accordance with Section 10 of this Agreement and transfer, within 5 business days as of the acceptance of the Sale Proceeds from the Broker, the net Sale Proceeds after deduction of applicable tax as detailed in Section 10 of this Agreement to a bank account requested by the Employee.

6.	ESOP shall provide the Company and the Employee with a report detailing the Sale Instruction’s details.

Annex 4

Sale Application

To: ESOP Management and Trust Service Ltd.	By Fax No. : 972-3-7602636

You must verify by phone (Tel. No. 1700-70-3767 or 972-3-7536823) receipt of application by ESOP.

Name Of Employee: ;	I.D.:

You are holding in trust for me Share(s) of              in accordance with the provisions of the Israeli Tax Ordinance and/or the Service Agreement with my employer              (the “Company”) dated                     .

I hereby request that you sell                      (amount) shares of              at $             per share.

(If I have not specified a sale price, please sell my shares at current market value).

This limit order is good until              (Date). No more than 30 days.

(If I have not specified a time limit this limit order is good for 1 day).

I hereby give my consent to deduct from the Sale Proceeds (1) all costs and commissions; (2) all taxes and any other compulsory payments according to the Company’s instructions.

Employee’s full name	Signature	Date

My address:

My Telephone number:

My Fax number:

My E-mail address:

Exhibit 8.5

Release of Shares Procedure

1.	At any time after the exercise of the Options or vest of RSU, an Employee will be entitled to release the Shares, which were deposited with ESOP. (the “Release Instruction”).

2.	An Awardee who wishes to give a Release Instruction shall be entitled to:

(i)	Submit an instruction through the Program via the Internet.

(ii)	Give an instruction to ESOP, by fax, in the form of Annex 5 (the “Release Application”).

(iii)	Give an Instruction to ESOP by phone. ESOP shall recognize the Awardee according to his ID and bank account details

3.	ESOP shall not execute instructions given without attaching a necessary document (including documents under W8, W9 forms etc.).

4.	The execution of the Release Instruction shall be subject to payment of all taxes due by Employee and/or an appropriate approval from the assessing officer.

5.	ESOP shall provide the Company and the Employee with a report detailing the Release Instruction’s details.

Annex 5

Release Application

To : ESOP Management and Trust Service Ltd.	By Fax No. : 972-3-7602636

You must verify by phone (Tel. No. 1700-70-3767 or 972-3-7536823) receipt of application by ESOP.

Name of Employee: ;	I.D.:

I am the owner of              Ordinary Shares of              (the “Company”), each having a nominal value of              (the “Shares”).

These Shares are held in trust by you, in accordance with the provisions of the Israeli Income Tax Ordinance and/or the Services Agreement.

I hereby request you to release              Shares and to deliver them to:

US Broker:

DTC:

Account name:

Account No.:

Enclosed please find an approval from the tax authorities or the Company that the tax due had been paid in full*.

*	You may contact ESOP’s call center, at 10:00 - 17:00 hours Israeli time on any Israeli business day, at Tel No. 1700-70-ESOP or +972-3-7536823 in order to receive the calculation of the tax required.

Employee’s full name	Signature	Date

My address:

My Telephone number:

My Fax number:

My E-mail address:

Exhibit 10.7

Name of the Company-

•	The form can be sent to ESOP Sunday through Thursday between 08:00 - 17:00 (Israeli Time) by Fax: 972-3-7602636 or by E-mail: esop-helpdesk@esop.co.il.

•	You must verify the receipt of the form by phone No. 1700 – 70 – 3767 (phone outside of Israel: 972-3-7536823). If you do not verify receipt of this form, ESOP will not execute your instruction.

•	Please note that you must send your request before or together with the transaction order. A request that will be sent at a later date may not apply to existing orders and may only apply to future trades.

Currency choice

Notice: you should choose whether you wish to receive the net proceed in NIS or in US dollars (USD). Please note that the wire commission for USD will be charged in USD.

Please mark only one alternative:

☐	☐
I would like to receive the payment in NIS	I would like to receive the payment in US dollars

*                                 *                                *

Bank account details

For your attention:

ESOP Management and Trust Services will transfer the payment due by a bank wire to the bank account according to the information you provide regarding the account. Therefore, please provide all the necessary bank details of the account to which the net proceed should be wired.

** It is your responsibility to ensure that your bank account can receive the proceeds in the currency you choose. You will be responsible for any commission or fee due as a result of not providing complete and correct details.

Employee’s details:

First name:	Surname:

I.D./Passport #:	Date of birth:

Mobile:	E-mail:

Bank account details:

Full name of the bank: Bank number:

Branch name:	Branch number:

Bank name:	Bank account #:

Account name:

Full address of the bank:

In case the bank is out of Israel –

Swift code:	ABA#:

Please Attach:

(a) a copy of I.D. certificate / Passport.

(b) proof of your bank details (copy of a check or any bank statement containing your bank details).

Without submitting the above, your instruction will not be valid.

Signature	I.D.	Full Name	Date

Please note that the information provided in this form will be the default information for any future transactions. If the details of your bank account change or you wish to have future proceeds wired to a different account, you will be required to submit an updated form

Exhibit 15

Fees and Commissions

The definitions in the Agreement shall apply to this Exhibit.

In consideration for the provision of the Services the Company shall pay ESOP the following amounts:

1.	Retainer:

An annual trust fee, to be paid by the Company at the beginning of each trust year, as follows:

Up to 50 participants: 4,000 USD + VAT Per each year.

For any additional participant: additional 50 USD + VAT Per each year.

2.	Commissions to be paid by the Employees upon each transaction

Sell Commission / Release: 0.25% from the gross proceeds, with no minimum.

USD Transfer Commission: 30 USD per each wire.

NIS Transfer Commission: 22 NIS per each wire.

Please note that the above commission includes the Bank’s commission but does not include foreign brokers’ commissions.

3.	Payroll Services: in case that ESOP shall be required to pay the withheld taxes to the

ITA re ex-employees – 15 USD + VAT per pay slip

4.	Payments Terms-

4.1	All payments, fees and commissions denominated in this Exhibits in United States Dollars shall be paid to in New Israeli Shekels at the Representative Rate of exchange for the United States Dollar published by the Bank of Israel known on the date of actual payment.

4.2	The Parent Company shall pay ESOP within thirty (30) days following the end of the calendar month in which ESOP has submitted the pro forma.